SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934

             Date of Report (Date of earliest event reported)
                              March 23, 1995

                        BLUE DOLPHIN ENERGY COMPANY
          (Exact name of registrant as specified in its charter)

   Delaware                       0-15905             73-1268729
(State or other                (Commission          (IRS Employer
jurisdiction of                 File Number)      Identification No.)
incorporation)

          11 Greenway Plaza
             Suite 1606
           Houston, Texas                         77046
(Address of principal executive office)         (Zip Code)


                             (713) 621-3993
          (Registrant's telephone number, including area code)

ITEM 5.        OTHER

                             PRESS RELEASE


FOR IMMEDIATE RELEASE                               March 23, 1995

Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)


The Company announced that it has completed its acquisition of Petroport, L.C. Petroport, L.C. holds proprietary technology, represented by certain patents issued and or pending, associated with the development and operation of an offshore deepwater crude oil and products port and storage facility. The form of the transaction was a merger of Petroport, L.C. into Petroport, Inc., a wholly owned subsidiary of the Company.

The Company reported that consideration paid included a small amount of cash and future consideration contingent upon the successful development and operation of the primary Petroport facility, planned for the western Gulf of Mexico off the Texas coast. The contingent consideration primarily includes the issuance of shares of Company common stock, with issuance dependent upon successful completion of the facility and maintaining a prespecified throughput volume.

The Petroport offshore terminal and storage facility will receive and store imported crude oil and refined products with deliveries into U.S. markets. Petroport will provide importers with a competitive and environmentally attractive alternative to the lightering of large tankers as well as low cost, long-term offshore onsite salt dome cavern storage for crude oil and products.

Petroport's dramatically lower cost and turn-a-round times, made possible by the unique design concept of the facility, combined with the long-term dynamics affecting crude oil and products; supply, demand and movements, contribute to the importance and timeliness of the Petroport project. The Company agrees with related research which concludes a likely continued dependence and growth of imported crude and a significantly growing future reliance on imported refined products. By delivering oil to salt dome caverns located directly under a vessel, it will be routine to unload VLCCs in 1 to 2 days at the Petroport facility rather than 5 to 7 days by lightering. With available salt dome surge and long-term storage at the offshore facility site, the cost of the facility using the Petroport design will be substantially less than that of other proposed offshore facilities of similar capacity. Cost of the facility is estimated at approximately $500 million, with operations expected to commence in 1998.

Blue Dolphin Energy Company is engaged in the exploration, acquisition, development and operation of oil and gas properties and in oil and gas transportation, storage and marketing.

Questions should be directed to Michael J. Jacobson, President, at the Company's offices in Houston, Texas.



ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits - None


                               SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      BLUE DOLPHIN ENERGY COMPANY



                              By:
                                   Michael J. Jacobson
                                   President and Chief Executive Officer



Dated:    March 23, 1995